UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2023

Toast, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40819	45-4168768
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Park Drive Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip code)

(617) 297-1005

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	TOST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2023, Christopher P. Comparato, Chief Executive Officer and Chairperson of the Board of Toast, Inc. (the “Company”), informed the Company’s Board of Directors (the “Board”) that he will step down as Chief Executive Officer of the Company, effective January 1, 2024. Mr. Comparato will also step down from his role as Chairperson of the Board at such time but plans to continue serving as a member of the Board.

On September 1, 2023, the Board appointed Aman Narang, the Company’s current Co-President, Co-Founder and Chief Operating Officer, to succeed Mr. Comparato as Chief Executive Officer of the Company, effective January 1, 2024. Mr. Narang, 40, is a Co-Founder of the Company and has served as its Co-President since December 2012 and Chief Operating Officer since June 2021, and as a member of the Board since January 2021. Mr. Narang also served as a member of the Board from December 2011 to December 2015 and from June 2017 to June 2018. Previously, Mr. Narang worked in Product Management at Oracle. Mr. Narang holds a B.S. and M.S. in Computer Science from the Massachusetts Institute of Technology.

In his role as Chief Executive Officer, Mr. Narang will initially continue to receive his current annual salary of $20,000, which has represented his annual cash compensation since the Company’s initial public offering in September 2021. Mr. Narang will also continue to be subject to the Company’s Executive Severance and Change in Control Policy (the “Policy”), and has entered into a letter agreement, effective January 1, 2024, that supplements the Policy in the form attached as Exhibit 10.1 (the “Letter Agreement”). The Letter Agreement provides that, for purposes of calculating any severance payments under the Policy, Mr. Narang’s base salary will be deemed to be the greater of his base salary immediately prior to termination or $250,000, and his bonus will be deemed to be the greater of his bonus immediately prior to termination or $185,000. The Letter Agreement also provides for a modified definition of “Good Reason” under the Policy and terms related to Mr. Narang’s service on the Board in connection with his tenure as Chief Executive Officer. The foregoing summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additionally, the Board has appointed Mark Hawkins, Lead Independent Director and Chairperson of the Audit Committee of the Board, to serve as the Chairperson of the Board, effective January 1, 2024. The composition of the Board and its respective committees did not otherwise change as a result of the appointments described above.

Item 7.01 - Regulation FD Disclosure.

The Company issued a press release on September 5, 2023 announcing Mr. Comparato’s planned transition, the appointment of Mr. Narang as the Company’s new Chief Executive Officer effective January 1, 2024, and the appointment of Mr. Hawkins as the Chairperson of the Board effective January 1, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1#	Chief Executive Officer Severance Letter

99.1	Press Release issued by the registrant on September 5, 2023, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023	TOAST, INC.

	By:	/s/ Brian R. Elworthy
	Name:	Brian R. Elworthy
	Title:	General Counsel and Corporate Secretary